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                                                                  EXHIBIT 5


     POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that Abacus (C.I.) Limited, a trust corporation under the laws of the Island of Jersey with its principal executive offices located at La Motte Chambers, St. Helier, Jersey, Channel Islands, as trustee (the "Trustee") of the Settlement dated 31 December 1985, a trust established under the laws of the Island of Jersey (the "Trust"), hereby appoints Leonard D. Pickett to be the true and lawful attorney-in-fact of the Trustee to execute and file, on behalf of the Trustee as trustee of the Trust, with the appropriate regulatory and governmental authorities and agencies, including the USA Securities and Exchange Commission, all such documents, agreements and certificates necessary or advisable, in the judgment of said Leonard D. Pickett (including, without limitation, a Schedule 13D and amendments thereto under the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), a joint filing agreement relating thereto and a Form 3 and Form 4 under the Exchange Act), in connection with the acquisition, holding, voting and/or disposition of the shares of either class of the outstanding common stock of American Maize-Products Company, a corporation incorporated under the laws of the State of Maine USA.



     ABACUS (C.I.) LIMITED



     By: /s/ G.S. Loraine
         ----------------
         Director


         /s/ Joe Donohue
         --------------------
         Authorized Signatory




























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